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                                                                    EXHIBIT 23.2






                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement on Form S-8 of ImaginOn, Inc. of our report dated January 31, 2000, except for the second paragraph of Note 10, as to which the date is February 25, 2000, relating to the consolidated financial statements of ImaginOn, Inc. and subsidiaries which report appears on page F-1 on Form S-1 (File No. 333-35140) of ImaginOn, Inc.



GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
June 5, 2000

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